Exhibit 99.1

ONB BRANCHES

Financial Statements

For the Year Ended December 31, 2014

and Six Months Ended June 30, 2015 (unaudited) and 2014 (unaudited)

Page
Table of Contents	Number

Report of Independent Registered Public Accounting Firm	2

Statements of Assets Acquired and Liabilities Assumed	3

Statements of Revenues and Direct Expenses	4

Notes to Financial Statements	5

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
First Mid-Illinois Bancshares, Inc.
Mattoon, Illinois

We have audited the accompanying statement of assets acquired and liabilities assumed by First Mid-Illinois Bank & Trust, N.A. (a wholly owned subsidiary of First Mid-Illinois Bancshares, Inc. (Company)) as of December 31, 2014 and the related statement of revenues and direct expenses for the year then ended pursuant to the purchase and assumption agreement dated January 30, 2015. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of assets acquired and liabilities assumed and statement of revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of First Mid-Illinois Bancshares, Inc. as described in Note 1 and are not intended to be a presentation of financial position or results of operations.
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 2014, and the results of its revenues and direct expenses for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Decatur, Illinois
October 23, 2015

ONB Branches
Statements of Assets Acquired and Liabilities Assumed
(in thousands)
	(unaudited)
	June 30, 2015	December 31, 2014
Assets Acquired
Cash and cash equivalents	$4,919	$4,385
Loans	160,363	158,930
Allowance for loan losses	(1,712)	(1,630)
Net loans	158,651	157,300
Interdivisional investment funds	320,402	341,333
Interest receivable	462	512
Premises and equipment	4,292	4,117
Other assets	954	1,063
Total assets acquired	$489,680	$508,710

Liabilities Assumed
Deposits:
Non-interest bearing	$106,163	$106,210
Interest bearing	378,070	394,480
Total deposits	484,233	500,690
Securities sold under agreements to repurchase	4,892	7,590
Interest payable	122	120
Other liabilities	433	310
Total liabilities assumed	$489,680	$508,710

See accompanying notes to financial statements.

ONB Branches
Statements of Revenues and Direct Expenses
For the year ended December 31, 2014 and
Six Months Ended June 30, 2015 (unaudited) and 2014 (unaudited)
(in thousands)
		(Unaudited)
	Year Ended	Six Months Ended
	December 31, 2014	June 30, 2015	June 30, 2014

Interest income:
Interest and fees on loans	$5,314	$2,889	$2,657
Interest on investment of interdivisional funds	3,447	1,618	1,715
Total interest income	8,761	4,507	4,372

Interest expense:
Interest on deposits	1,138	567	569
Interest on securities sold under agreements to repurchase	3	2	2
Total interest expense	1,141	569	571

Net interest income	7,620	3,938	3,801
Provision for loan losses	208	82	104
Net interest income after provision for loan losses	7,412	3,856	3,697

Other income:
Service charges	3,292	1,400	1,646
Other	4,230	2,203	2,115
Total other income	7,522	3,603	3,761

Other expense:
Salaries and employee benefits	4,880	2,472	2,440
Net occupancy and equipment expense	2,805	1,352	1,403
FDIC insurance expense	111	59	56
Stationery and supplies	88	30	44
Legal and professional	101	1	51
Marketing and promotion	138	71	69
Other	688	286	344
Total other expense	8,811	4,271	4,407

Total revenue in excess of direct expenses	$6,123	$3,188	$3,051

See accompanying notes to financial statements.

ONB Branches
Notes to Financial Statements
(Table dollar amounts in thousands, except share data)

Note 1 - Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements include the accounts of the ONB Branches that were acquired and assumed by First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), a national bank and a wholly-owned subsidiary of First Mid-Illinois Bancshares, Inc. (“the Company”). The accounting and reporting policies of the ONB Branches conform to accounting principles generally accepted in the United States of America. Following is a description of the more significant of these policies.

Prior to August 14, 2015, the ONB Branches operated as 12 bank branches located in Carbondale, Carmi, Carterville, De Soto, Harrisburg, Lawrenceville, Marion, Mt. Carmel, Mt. Vernon and Murphysboro, Illinois as part of Old National Bank, a national banking association having its principal offices in Evansville, Indiana. Accordingly, these financial statements are presented based on information as previously maintained and provided by Old National Bank for these branch operations. The financial statements presented are not a full set of financial statements, but rather they present assets acquired and liabilities assumed and revenues and direct expenses attributable to the branch bank operations. Further, in accordance with a request for relief submitted to the Securities and Exchange Commission to which the staff of the Securities and Exchange Commission informed the Company that it would not object, the information provided is in lieu of certain historical financial information of the acquired branches required by Rule 3-05 and Article 11 of Regulation S-X because separate, audited financial statements of the acquired branches were never prepared and the acquired branches were not operated as a distinct, stand-alone entity. The statements of revenues and direct expenses exclude costs that are not directly related to the acquired branches such as corporate overhead, interest on corporate debt and income taxes. As such, the financial statements presented are not indicative of the financial condition or results of operations of the acquired branches going forward due to omission of various expenses and changes in business practices.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the amount of assets and liabilities as of the date of the statements of assets acquired and liabilities assumed and revenues and direct expenses for the reported periods. Actual results could differ from these estimates.

Fair Value Measurements

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, fair value is estimated.

SFAS No. 157, Fair Value Measurements, which was codified into ASC 820, establishes a framework for measuring the fair value of financial instruments that considers the attributes specific to particular assets or liabilities and establishes a three-level hierarchy for determining fair value based on the transparency of inputs to each valuation as of the fair value measurement date. The three levels are defined as follows:

•	Level 1 - quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 - inputs include quoted prices for similar assets and liabilities in active markets, quoted prices of identical or similar assets or liabilities in markets that are not active, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs that are unobservable and significant to the fair value measurement.

From time to time, assets or liabilities may be transferred within hierarchy levels due to changes in availability of observable market inputs to measure fair value at the measurement date. Transfers into or out of hierarchy levels are based upon the fair value at the beginning of the reporting period. Additional information regarding the fair value of the financial instruments presented in these financial statements can be found in Note 7 - “Disclosures of Fair Values of Financial Instruments” of these financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand or in banks and cash items.

Loans

Loans are stated at the principal amount outstanding net of unearned discounts, unearned income and the allowance for loan losses. Interest and fees on loans are recognized as income using the interest method. Loan origination fees and costs are deferred and accreted to interest income over the estimated life of the loans using the interest method.

The accrual of interest on loans is discontinued when it appears that interest or principal may not be paid in a timely manner in the normal course of business or once principal or interest payments become 90 days past due under the contractual terms of the loan agreement. Generally, payments received on nonaccrual and impaired loans are recorded as principal reductions. Interest income is recognized after all delinquent principal has been repaid or an improvement in the condition of the loan has occurred that warrants resumption of interest accruals.

A loan is considered impaired when it is probable that all amounts due, both principal and interest, according to the contractual terms of the loan agreement will not be collected. Loans on nonaccrual status and restructured loans are considered to be impaired loans.

All loans included in the financial statement presentation are considered performing as of the financial statement dates given that the Company acquired only performing loans and, as such, no accounting for impairment or unaccrued interest was included in these financial statements.

Allowance for Loan Losses

The financial information previously maintained and provided by Old National Bank for these branch operations did not include an allowance for loan losses for the loans acquired; therefore the Company has estimated this amount using its own analysis and methodology. See Note 3 - “Allowance For Loan Losses” for additional information regarding this estimate. Following is First Mid Bank’s accounting policy for the allowance for loan losses.

The allowance for loan losses is maintained at a level deemed appropriate by management to provide for probable losses inherent in the loan portfolio. The allowance is based on a continuing review of the loan portfolio, the underlying value of the collateral securing the loans, current economic conditions and past loan loss experience. Loans that are deemed to be uncollectible are charged off to the allowance. The provision for loan losses and recoveries are credited to the allowance.

Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement, including principal and interest. The amount of the impairment is measured based on the fair value of the collateral, if the loan is collateral dependent, or alternatively, at the present value of expected future cash flows discounted at the loan’s effective interest rate. Certain homogeneous loans such as residential real estate mortgage and installment loans are excluded from the impaired loan provisions. Interest income on impaired loans is recorded when cash is received and only if principal is considered to be fully collectible.

Interdivisional Investment Funds

The amount of interdivisional investment funds represents the amount of excess deposits and other liabilities assumed over the loans and other assets acquired. An estimated yield of 1% was assumed on these funds based on a blended rate of potential investments for these funds such as federal funds and U.S. Treasury securities.

Premises and Equipment

Land is carried at cost. Buildings and improvements, leasehold improvements and furniture and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense and determined principally by the straight‑line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	15 - 40 years
Leasehold improvements	6-18 years
Furniture and equipment	5-7 years

Adoption of New Accounting Guidance

Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606): Revenue from Contracts with Customers ("ASU 2014-09"). In May 2014, FASB issued ASU 2014-09 which creates a new topic in the FASB Accounting Standards Codification(R) ("ASC"), Topic 606. In addition to superseding and replacing nearly all existing U.S. GAAP revenue recognition guidance, including industry-specific guidance, ASU 2014-09 establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the ASC, Other Assets and Deferred Costs: Contracts with Customers ("ASC 340-40"), to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The new guidance does not apply to certain contracts within the scope of other ASC Topics, such as lease contracts, insurance contracts, financing arrangements, financial instruments, guarantee other than product or service warranties, and non-monetary exchanges between entities in the same line of business to facilitate sales to customers. The amendments are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Note 2 - Loans

A summary of loans at June 30, 2015 (unaudited) and December 31, 2014 follows (in thousands):

	June 30, 2015	December 31, 2014
Construction and land development	$2,167	$1,705
Farm loans	5,251	6,553
1-4 Family residential properties	63,012	67,110
Multifamily residential properties	771	1,754
Commercial real estate	9,830	10,728
Loans secured by real estate	81,031	87,850
Agricultural loans	4,761	6,126
Commercial and industrial loans	38,086	37,236
Consumer loans	33,719	24,655
All other loans	2,766	3,063
Total loans	$160,363	$158,930

Impaired loans are defined as those loans where it is probable that amounts due according to contractual terms, including principal and interest, will not be collected. Both nonaccrual and restructured loans meet this definition. The Company only acquired performing loans and, as such, there were no impaired loans (including nonaccrual, past due ninety days or more or renegotiated loans) as of the financial statement periods.

There were no concentrations as defined by the regulatory agencies for the periods shown above.

Note 3 - Allowance for Loan Losses

The allowance for loan losses represents an estimate of the reserve necessary to adequately account for probable losses that could ultimately be realized from current loan exposures. The financial information previously maintained and provided by Old National Bank for the ONB Branches acquired did not include an allocation for an allowance for loan losses for the loans acquired. Therefore, the Company has estimated this amount using its own analysis and methodology.

In determining the adequacy of the allowance, the Company relies predominantly on a disciplined credit review and approval process. The review process is directed by overall lending policy and is intended to identify, at the earliest possible stage, borrowers who might be facing difficulty. Before acquisition of the ONB Branch loans, the Company performed a similar process to determine that only performing loans, considered pass rated, were purchased. Because all loans were deemed performing, no specific borrower analysis was prepared in determining an allowance for loan losses for the loans purchased. Rather the Company’s risk factors, allocated by loan category, for non-classified borrowers were applied to the loan categories. These factors are based on the Company’s own historical net losses, as well as, current economic conditions and industry trends. The Company believes applying these factors is a reasonable estimate of an allowance for loan losses for the ONB Branch loans presented in these financial statements.

The following table presents the balance in the allowance for loan losses by portfolio segment as of June 30, 2015 (unaudited) and December 31, 2014 (in thousands):

	June 30, 2015	December 31, 2014
Commercial / Commercial Real Estate	$841	$856
Agriculture / Agriculture Real Estate	75	95
Residential Real Estate	237	251
Consumer	527	396
Unallocated	32	32
Total	$1,712	$1,630

Note 4 - Premises and Equipment

Premises and equipment at June 30, 2015 (unaudited) and December 31, 2014 consisted of:

	June 30, 2015	December 31, 2014
Land	$353	$353
Buildings and improvements	3,069	3,069
Furniture and equipment	1,998	1,856
Leasehold improvements	2,014	1,705
Subtotal	7,434	6,983
Accumulated depreciation and amortization	3,142	2,866
Total	$4,292	$4,117

Depreciation and amortization expense was $275,000 and $224,000 for the six months ended June 30, 2015 and 2014 (unaudited), respectively, and $447,000 for the year ended December 31, 2014.

Note 5 - Deposits

As of June 30, 2015 (unaudited) and December 31, 2014 deposits consisted of the following:

	June 30, 2015	December 31, 2014
Demand deposits:
Non-interest bearing	$106,163	$106,210
Interest-bearing	172,632	181,487
Savings	128,770	131,158
Money market	24,366	26,789
Time deposits	52,302	55,046
Total deposits	$484,233	$500,690

Total interest expense on deposits for the six months ended June 20, 2015 (unaudited) and the year ended December 31, 2014 was as follows:

	June 30, 2015	December 31, 2014
Interest-bearing demand	$9	$20
Savings	157	332
Money market	6	14
Time deposits	395	772
Total	$567	$1,138

As of June 30, 2015 (unaudited) and December 31, 2014, the aggregate amount of time deposits in denominations of more than $100,000 and the total interest expense on such deposits was as follows:

	June 30, 2015	December 31, 2014
Outstanding	$11,071	$10,789
Interest expense for the year	$175	$160

The following table shows the amount of maturities for all time deposits as of June 30, 2015 (unaudited) and December 31, 2014:

	June 30, 2015	December 31, 2014
Less than 1 year	$25,568	$27,048
1 year to 2 years	14,724	16,959
2 years to 3 years	4,908	4,251
3 years to 4 years	4,262	3,779
4 years to 5 years	2,035	2,056
Over 5 years	805	953
Total	$52,302	$55,046

Note 6 - Disclosure of Fair Values of Financial Instruments

The following methods were used to estimate fair value of all financial instruments recognized in the accompanying statements of assets acquired and liabilities assumed at amounts other than fair value.

Cash and cash equivalents, interest receivable, interest payable and securities sold under agreements to repurchase

The carrying amount approximates fair value.

Loans

Loans have been valued using a discounted present value of projected cash flow. The discount rate used in these calculations is the current rate at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The carrying amount of accrued interest approximates it fair value.

Deposits

Deposits include demand deposits, savings accounts, and certain money market deposits. The carrying amount of these deposits approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

The following table presents estimated fair values of the ONB Branches financial instruments in accordance with FAS 107-1 and APB 28-1, codified with ASC 805 as of June 30, 2015 (unaudited) and December 31, 2014.

	Carrying	Fair
June 30, 2015	Amount	Value	Level 1	Level 2	Level 3
Financial Assets
Cash and cash equivalents	$4,919	$4,919	$4,919	$—	$—
Loans net of allowance for loan losses	158,651	155,262	—	—	155,262
Interest receivable	462	462	—	462	—
Financial Liabilities
Deposits	$484,233	$484,450	$—	$431,931	$52,519
Securities sold under agreements to repurchase	4,892	4,892	—	4,892	—
Interest payable	122	122	—	122	—

December 31, 2014
Financial Assets
Cash and cash equivalents	$4,385	$4,385	$4,385	$—	$—
Loans net of allowance for loan losses	157,300	153,555	—	—	153,555
Interest receivable	512	512	—	512	—
Financial Liabilities
Deposits	$500,690	$500,909	$—	$445,644	$55,265
Securities sold under agreements to repurchase	7,590	7,590	—	7,590	—
Interest payable	120	120	—	120	—

Note 7 - Cash Flows

For the six months ended June 30, 2015 (unaudited) and 2014 (unaudited) and for the year ended December 31, 2014, the following cash items occurred:

	Year ended	Six months ended
	December 31, 2014	June 30, 2015	June 30, 2014
Non-cash operating items:
Depreciation	$447	$275	$224
Provision for possible loan losses	208	82	104
(Increase) decrease in accrued interest receivable	(35)	50	(24)
Increase (decrease) in accrued interest payable	(28)	2	(16)
	592	409	288

Investing activities:
(Increase) decrease in loans	3,626	(1,433)	(4,830)
Additions to premises and equipment	(104)	(451)	—
	3,522	(1,884)	(4,830)

Financing activities:
Increase (decrease) in deposits	(3,495)	(16,457)	4,848
Increase (decrease) in repurchase agreements	1,090	(2,698)	(109)
	(2,405)	(19,155)	4,739

Note 9 - Leases

The ONB Branches had several noncancellable operating leases, primarily for property rental of banking buildings that expire over the next fifteen years. These leases generally contained renewal options for periods ranging from two to five years. Rental expense for these leases was $682,000 and $671,000 for the six months ended June 30, 2015 (unaudited) and 2014 (unaudited), respectively and $1,342,000 for the year ended December 31, 2014.

Future minimum lease payments under operating leases are:

Operating Leases
2015	$693
2016	1,401
2017	1,414
2018	1,427
2019	1,441
Thereafter	38,796
Total minimum lease payments	$45,172

Note 10 - Subsequent Events

On August 14, 2015, the ONB Branches were acquired by First Mid Bank. See Item 2.01 of this Current Report on Form 8-K for the details of this transaction.